UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 4, 2021 (April 30, 2021)

SURGALIGN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38832	83-2540607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 315, Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 343-6832

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
common stock, $0.001 par value	SRGA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

On June 3, 2021, the Audit Committee of the Board of Directors of Surgalign Holdings, Inc. (the “Company”) approved the engagement of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2021.

The Company did not consult with Grant Thornton during its two most recent fiscal years or through the date of this report regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company or oral advice was provided that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement or reportable event as defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

Item 8.01 Other Events

On April 30, 2021, the Company and one of its executive officers each received a subpoena from the U.S. Securities and Exchange Commission (the “SEC”) requesting documents in connection with an investigation relating to trading in the Company’s securities in late 2019 and early 2020. The Company and the executive officer are cooperating with the investigation. The Company is, at this time, unable to predict what action, if any, might be taken in the future by the SEC as a result of the matters that are the subject of the subpoenas.

As previously disclosed, the Company and the buyer of its Original Equipment Manufacturer (“OEM”) business were engaged in a dispute regarding a post-closing working capital adjustment, pursuant to which the buyer claimed it was owed up to approximately $14 million. The amount in dispute was later reduced by $1.4 million by agreement between the parties. On June 3, 2021, the firm engaged to resolve the dispute issued a binding, non-appealable resolution whereby it was determined the Company is liable for $5,797,191 of the amount remaining in dispute. The amount will be paid and recorded in the second quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGALIGN HOLDINGS, INC.

Date: June 4, 2021	By:	/s/ Joshua H. DeRienzis

Name: Joshua H. DeRienzis
Title: General Counsel and Corporate Secretary